SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 4, 2008

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-154718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

423.855.0001
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

On February 4, 2008, CBL & Associates Properties, Inc. (the "Company") issued a press release to provide revised guidance regarding its Funds From Operations (“FFO”) and earnings per share for the year ended December 31, 2007 (the “Revised Guidance”). The Revised Guidance includes information regarding a non-cash write-down related to the Company’s investment in marketable real estate securities, discussed further in Item 2.06 of this Form 8-K.

The information furnished pursuant to this Item 2.02 and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 2.06 Material Impairments

On January 31, 2008, the Company made a decision to record a non-cash write down of $18.5 million related to its investment in marketable real estate securities. The decision to recognize the write-down was primarily based on a significant decline in the fair value of the marketable real estate securities during the fourth quarter of 2007. In addition, the length of time it will take for the Company to recover the carrying amount of its investment remains uncertain. The Company will recognize this charge in its financial statements for the fourth quarter and year ended December 31, 2007, and does not expect the write-down to result in any future cash expenditures.

A copy of the press release announcing the events described above is attached to this Form 8-K as Exhibit 99.1.

Information included in Exhibit 99.1 of this Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit

Number	Description

99.1	Press Release – CBL & Associates Properties Announces Revised Annual 2007 FFO Guidance

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ John N. Foy

______________________________________

John N. Foy

Vice Chairman,

Chief Financial Officer and Treasurer

Date: February 5, 2008

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